EX. 77.0

For period ended 3-31-02
File Number 811-4767



Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Growth and Income Trust:

                                                  Date                                  Securities
          Security:                 Date of     offering     Purchase                    acquired        Amount         Total
                                   Purchase:   commenced:     price:    Commission:        from:       purchased:     Offering:

1.   Principal Financial Group,    10/23/01     10/23/01      $18.50       $0.49       Goldman Sachs     $42,550     $1,850,000,000
     Inc.